SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2017

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 University Plaza, Suite 405, Hackensack, NJ		07601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 428-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01	Changes in Control of Registrant.

A change in control of Emerson Radio Corp. (the “Company”) occurred effective September 26, 2017, as a result of the closing of the Grande Acquisition described below.

On September 26, 2017, Wealth Warrior Global Limited (“Wealth Warrior”) acquired 3,616,495,378 shares of The Grande Holdings Limited (“Grande”), representing approximately 65.85% of the outstanding share capital of Grande, from Sino Bright Enterprises Co., Ltd. (“Sino Bright”) pursuant to a sale and purchase agreement dated September 22, 2017, for consideration of HK$0.180 per share (the “Grande Acquisition”). Wealth Warrior financed the Grande Acquisition through a combination of debt forgiveness of HK$63,117,255 and the balance to be paid on or prior to the second anniversary of the closing, which payment has been secured by a pledge of 1,000,000,000 of the acquired Grande shares.

S&T International Distribution Limited, which is a wholly owned subsidiary of Grande N.A.K.S. Ltd., which is a wholly owned subsidiary of Grande, collectively have the shared power to vote and direct the disposition of 15,243,283 shares of the Company’s common stock, or approximately 61.6% of the Company’s outstanding common stock as of August 31, 2017.

Effective at the closing of the Grande Acquisition, Wealth Warrior became the indirect beneficial owner of all of such shares.

Sino Bright is an indirect subsidiary of the Ho Family Trust. Following the Grande Acquisition, Accolade (PTC) Inc., the trustee of the Ho Family Trust, indirectly held in the aggregate approximately 7.8% of the outstanding share capital of Grande and no longer beneficially controlled the voting and disposition of the shares of the Company beneficially owned by Grande. The Company’s Chairman of the Board, Mr. Christopher Ho, is a discretionary beneficiary of the Ho Family Trust.

After giving effect to the Grande Acquisition, the Company continues to qualify as a “controlled company” under Section 801(a) of the NYSE American Company Guide.

There are no other arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Duncan Hon
	Name:	Duncan Hon
	Title:	Chief Executive Officer

Dated: October 2, 2017